Exhibit 10.1

FIRST MODIFICATION TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

(ACCOUNTS AND INVENTORY)

This First Modification to Amended and Restated Loan and Security Agreement (Accounts and Inventory) (this “Modification”) is entered into by and between INFOSONICS CORPORATION, a Maryland corporation (“Borrower”), and COMERICA BANK (“Bank”) as of this 29th day of September 2005.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into that certain Amended and Restated Loan and Security Agreement (Accounts and inventory) dated August 12, 2005, as may be modified, amended, supplemented or revised from time to time (the “Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.                                       Incorporation by Reference.  The Recitals and the documents referred to therein are incorporated herein by this reference.  Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Note or Agreement.

2.                                       Modification to the Agreement.  The Agreement is hereby modified as set forth below:

A.                                   Subsection 1.11 of the Agreement is hereby amended to provide that commencing September 29, 2005, the Credit Limit is hereby temporarily increased by Three Million and 00/100 Dollars ($3,000,000.00) from Fifteen Million and 00/100 Dollars ($15,000,000.00) to Eighteen Million and 00/100 Dollars ($18,000,000.00), and that effective October 8, 2005 and thereafter the Credit Limit shall revert back to Fifteen Million and 00/100 Dollars ($15,000,000.00).

B.                                     Section 2.2 of the Agreement is hereby amended by adding the following provision to the end of the Section:

“Any daily balance outstanding in excess of $15,000,000 shall bear interest at the Base Rate plus one-half (0.50%) percentage points per annum for the period commencing September 29, 2005 through and including October 7, 2005 or the date which the indebtedness has been reduced to $15,000,000 or less.”

3.                                       Legal Effect.

a.                                       Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and affect.  Except as expressly set forth herein, the execution, delivery and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower hereby ratifies and reaffirms the continuing effectiveness of all promissory notes, guarantee, security agreement, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

b.                                      Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

c.                                       The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification and any other documents which Bank may require to carry out the terms thereof.

4.                                       Miscellaneous Provisions:

a.                                       This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

b.                                      This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have signed as of the date first set forth above.

INFOSONICS CORPORATION		COMERICA BANK

By:	/s/ Joseph Ram	By:	/s/ Tomas Schmidt
Title:			Tomas Schmidt
Vice President-Western Division